SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT



                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): March 20, 2003



                               ACTUANT CORPORATION
             (Exact name of Registrant as specified in its charter)


         Wisconsin                       1-11288           39-0168610
(State or other jurisdiction    (Commission File         (I.R.S. Employer
     of incorporation)                   Number)           Identification No.)




                              6100 North Baker Road
                               Milwaukee, WI 53209

           Mailing address: P.O. Box 3241, Milwaukee, Wisconsin 53201
               (Address of principal executive offices) (Zip code)

       Registrant's telephone number, including area code: (414) 352-4160

                  Item 5.  Other Events and Regulation FD Disclosure.



On March 19, 2003, the company announced its results of operations for the second quarter of fiscal 2003 ending February 28, 2003. A copy of the press release announcing the company's second quarter fiscal 2003 results is filed as an exhibit to this report on Form 8-K and is incorporated herein by reference.


                  Item 7.  Financial Statements and Exhibits

(c) Exhibits

Exhibit 99.1               Press Release dated March 19, 2003
                           announcing second quarter results

                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.



                                                  ACTUANT CORPORATION
                                                    (Registrant)


Date:  March 20, 2003             By: /s/ Andrew G. Lapereur
                                      -----------------------------------
                                      Andrew G. Lampereur
                                      Vice President and Chief Financial Officer
                                      (Duly authorized to sign on behalf of the
                                      Registrant)

                                                                    Exhibit 99.1


Actuant Reports 32% Year-Over-Year Increase in Second Quarter Diluted
EPS

    MILWAUKEE, Wis.--(BUSINESS WIRE)--March 19, 2003--Actuant Corporation (NYSE:ATU) today announced results for its second quarter ended February 28, 2003. Second quarter sales increased approximately 31% to $142.1 million compared to $108.4 million in the prior year. Current year results include those from Heinrich Kopp AG ("Kopp"), which was acquired on September 3, 2002. Excluding Kopp and the impact of foreign currency exchange rate changes on translated results, second quarter sales increased approximately 2%. Second quarter fiscal 2003 net earnings and diluted earnings per share ("diluted EPS") were $7.1 million and $0.58 per diluted share, respectively. This compares favorably to net earnings of $4.0 million, or $0.44 per diluted share, for the second quarter of fiscal 2002.
    Sales for the six months ended February 28, 2003 were $290.0 million, approximately 31% higher than the $221.6 million in the comparable prior year period. Excluding Kopp and the impact of foreign currency rate changes on translated results, sales for the six-month period increased 3%. Net earnings for the six-months ended February 28, 2003 were $9.0 million, or $0.73 per diluted share, compared to $1.4 million, or $0.16 per diluted share for the comparable prior year period. The Company recorded net of tax special charges of $1.3 million, or $0.10 per diluted share, in the first quarter of fiscal 2003 related to the early extinguishment of debt and $4.7 million, or $0.39 per diluted share, related to litigation matters associated with businesses divested prior to the spin-off of APW Ltd. in July 2000. In addition, the Company adopted Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" at the beginning of fiscal 2002, which resulted in a net cumulative effect of accounting change charge of $7.2 million, or $0.81 per diluted share. Excluding these special charges, fiscal 2003 first-half net earnings and diluted EPS were $15.0 million and $1.22 per diluted share, compared to $8.6 million and $0.97 per diluted share, respectively, in the prior year.
    Commenting on the results, Robert C. Arzbaecher, President and CEO of Actuant, stated, "Overall we are pleased with second quarter results. We favorably settled the patent infringement litigation in our RV business, generated strong cash flow and made significant progress with integration and restructuring activities at Kopp. Sales grew 2%, excluding acquisitions and currency rate changes, and diluted earnings per share increased 32% despite challenging economic conditions. Actuant is positioned for additional future growth from convertible top actuation as well as profit improvements at both Kopp and our core businesses due to cost reduction activities. Excluding special charges, diluted EPS has increased in each of the last seven quarters.

    "Economic conditions and customer demand in some of our markets weakened as the second quarter progressed. To reduce the impact of further economic deterioration, we will be taking actions in the third and fourth quarters to reduce costs including headcount reductions and facility closures. This is expected to result in pretax restructuring provisions of $2-$3 million over the next six months, which will be partially offset by an expected pretax currency gain of $1 million upon the liquidation of a Mexican subsidiary. Despite the weakening economy and the restructuring costs, we continue to believe that forecasted results, excluding the special charges from the first quarter, will be in the previously endorsed ranges of $545-$575 million of sales, $90-$95 million of EBITDA (earnings before interest, taxes, depreciation, and amortization) and $2.75-$3.00 of diluted EPS. However, given the restructuring costs and uncertainties in the Middle East, it is likely we will be in the lower half of our full year EPS range. We are expecting third quarter sales to be in the $140-$145 million range, and diluted EPS, excluding restructuring costs, of approximately $0.77-$0.83. The effect on the Company of any armed conflict involving the United States or any terrorist activity cannot be predicted, but could be significant."
    Fiscal 2003 second quarter sales in the Tools & Supplies segment were $90.7 million, or approximately 45%, higher than last year's $62.3 million due primarily to the Kopp acquisition and foreign currency rate changes. Excluding Kopp and the impact of foreign currency rate changes, Tools & Supplies segment revenues were essentially unchanged. Current year second quarter sales in the Engineered Solutions segment increased approximately 12% to $51.4 million, compared to $46.1 million in the previous year, on higher demand in the heavy-duty truck cab-tilt and automotive convertible top markets, and the favorable impact of foreign currency. Excluding foreign currency rate changes, Engineered Solutions sales increased 4%.
    Actuant's second quarter EBITDA was $20.6 million, or 7% higher than the $19.2 million reported last year. As expected, EBITDA margins declined due to the addition of Kopp, which currently generates lower margins than other Actuant business units.
    Total debt decreased approximately $14 million during the quarter to $193.7 million at February 28, 2003. Due to the significant reduction in average outstanding debt as compared to fiscal 2002 and lower market interest rates, net financing costs declined 45% from $9.8 million in the second quarter of last year to approximately $5.4 million for the current year second quarter.

    Actuant, headquartered in Milwaukee, Wisconsin, is a diversified industrial company with operations in more than 20 countries. The Actuant businesses are leading companies in highly engineered position and motion control systems and branded tools. Products are offered under such established brand names as Enerpac, Gardner Bender, Kopp, Milwaukee Cylinder, Nielsen Sessions, Power-Packer, and Power Gear.

    Safe Harbor Statement

    Certain of the above comments represent forward-looking statements made pursuant to the provisions of the Private Securities Litigation Reform Act of 1995. Management cautions that these projections are based on current estimates of future performance and are highly dependent upon a variety of factors, which could cause actual results to differ from these estimates. Actuant's results are also subject to general economic conditions, variation in demand from customers, the impact on the economy of terrorist attacks and threats of war, the length of the current recession in the Company's markets, continued market acceptance of the Company's new product introductions, the successful integration of business unit acquisitions and related restructuring, operating margin risk due to competitive pricing and operating efficiencies, supply chain risk, material and labor cost increases, foreign currency fluctuations and interest rate risk. See the Company's registration statements filed with the Securities and Exchange Commission for further information regarding risk factors.

    For further information on Actuant and its business units, visit the company's website at www.actuant.com.


                          Actuant Corporation
                      Consolidated Balance Sheets
                        (Dollars in thousands)

                                              February 28,  August 31,
                                                  2003        2002
                                              ------------  ----------
ASSETS
Current assets
  Cash and cash equivalents                      $  1,927   $   3,043
  Accounts receivable, net                         83,464      58,304
  Inventories, net                                 67,893      54,898
  Deferred income taxes                            20,926       9,127
  Other current assets                              4,322       4,592
                                              ------------ -----------
      Total Current Assets                        178,532     129,964

Property, plant and equipment, net                 60,117      36,828
Goodwill                                          101,354     101,361
Other intangible assets, net                       19,790      18,466
Other long-term assets                              9,611       7,992
                                              ------------ -----------

      Total Assets                              $ 369,404   $ 294,611
                                              ============ ===========


LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
  Short-term borrowings                         $     693   $   2,993
  Trade accounts payable                           51,389      47,834
  Accrued compensation and benefits                16,074      12,362
  Income taxes payable                             16,069      18,365
  Current maturities of long-term debt              8,536       6,788
  Other current liabilities                        55,337      23,924
                                              ------------ -----------
      Total Current Liabilities                   148,098     112,266

Long-term debt, less current maturities           184,487     182,783
Deferred income taxes                               7,455       4,409
Pension and postretirement benefit accruals        28,314      11,550
Other long-term liabilities                        27,616      27,222

Minority interest in net equity of consolidated
 affiliates                                         3,671           -

Shareholders' equity
  Capital stock                                     2,338       2,319
  Additional paid-in capital                     (521,968)   (523,419)
  Accumulated other comprehensive income (loss)   (18,735)    (21,675)
  Stock held in trust                                (564)       (511)
  Deferred compensation liability                     564         511
  Retained earnings                               508,128     499,156
                                              ------------ -----------
      Total Shareholders' Deficit                 (30,237)    (43,619)
                                              ------------ -----------


Total Liabilities and Shareholders' Equity      $ 369,404   $ 294,611
                                              ============ ===========


Actuant Corporation
Consolidated Statements of Earnings
(In thousands except per share amounts)

                                 Three Months Ended  Six Months Ended
                                    February 28,        February 28,
                                 ------------------ ------------------
                                     2003     2002      2003     2002
                                 ------------------ ------------------

Net Sales                        $142,099 $108,434  $289,957 $221,574
Cost of Products Sold              95,610   71,744   197,566  146,851
                                 ------------------ ------------------
   Gross Profit                    46,489   36,690    92,391   74,723

Selling, Administrative and
 Engineering Expenses              29,867   21,059    56,954   40,986
Amortization of Intangible Assets     593      620     1,220    1,232
                                 ------------------ ------------------
   Operating Profit                16,029   15,011    34,217   32,505

Net Financing Costs                 5,443    9,808    11,105   19,697
Charge for Early Extinguishment
 of Debt                                -        -     1,974        -
Litigation Charge associated with
 Divested Businesses                    -        -     7,300        -
Other (Income) Expense, net          (752)  (1,101)     (506)    (741)
                                 ------------------ ------------------
   Earnings from Continuing Operations
    Before Income Taxes
   and Minority Interest           11,338    6,304    14,344   13,549

Income Tax Expense                  4,025    2,270     5,092    4,950
Minority Interest, net of Income
 Taxes                                197        -       280        -
                                 ------------------ ------------------

Earnings from Continuing
 Operations                         7,116    4,034     8,972    8,599

Cumulative Effect of Change In
 Accounting Principle, net of
 Income Taxes                           -        -         -   (7,200)
                                 ------------------ ------------------

Net Earnings (Loss)              $  7,116 $  4,034  $  8,972 $  1,399
                                 ================== ==================

Basic Earnings (Loss) per Share
     Earnings from Continuing
      Operations                 $   0.61 $   0.46  $   0.77 $   1.03
     Cumulative Effect of Change
      in Accounting Principle,
      net of Income Taxes               -        -         -    (0.86)
                                 ------------------ ------------------
                Total            $   0.61 $   0.46  $   0.77 $   0.17
                                 ================== ==================

Diluted Earnings (Loss) per Share
     Earnings from Continuing
      Operations                 $   0.58 $   0.44  $   0.73 $   0.97
     Cumulative Effect of Change
      in Accounting Principle,
      net of Income Taxes             -        -         -      (0.81)
                                 ------------------ ------------------
                Total            $   0.58 $   0.44  $   0.73 $   0.16
                                 ================== ==================

Weighted Average Common Shares
 Outstanding  (1)
     Basic                         11,641    8,723    11,629    8,370
     Diluted                       12,223    9,268    12,226    8,857

(1) The increase in weighted average number of shares outstanding for the three and six months ended February 28, 2003 as compared to the three and six months ended February 28, 2002, reflects the impact of the February 13, 2002 equity offering.


ACTUANT CORPORATION
SUPPLEMENTAL UNAUDITED SEGMENT DATA
  (US dollars, in thousands)

                                     FISCAL 2002
                 -----------------------------------------------------
                     Q1         Q2         Q3        Q4       TOTAL
                 -----------------------------------------------------
SALES
  TOOLS &
   SUPPLIES
   SEGMENT        $ 64,067   $ 62,338   $ 65,746  $ 67,357  $ 259,508
  ENGINEERED
   SOLUTIONS
   SEGMENT          49,073     46,096     54,263    54,010    203,442
                 -----------------------------------------------------
    TOTAL
     REPORTED
     SALES       $ 113,140  $ 108,434  $ 120,009 $ 121,367  $ 462,950
                 =====================================================

% SALES GROWTH
  TOOLS &
   SUPPLIES
   SEGMENT
  ENGINEERED
   SOLUTIONS
   SEGMENT
    TOTAL
     REPORTED
     SALES

OPERATING
 PROFIT
  TOOLS &
   SUPPLIES
   SEGMENT        $ 11,565   $ 11,030   $ 12,805  $ 11,997   $ 47,397
  ENGINEERED
   SOLUTIONS
   SEGMENT           7,036      4,984      8,317     8,436     28,773
  CORPORATE /
   GENERAL          (1,107)    (1,003)    (1,454)   (1,474)    (5,038)
                 -----------------------------------------------------
    TOTAL
     REPORTED
     RESULTS      $ 17,494   $ 15,011   $ 19,668  $ 18,959   $ 71,132
                 =====================================================

OPERATING
 PROFIT %
  TOOLS &
   SUPPLIES
   SEGMENT            18.1%      17.7%      19.5%     17.8%      18.3%
  ENGINEERED
   SOLUTIONS
   SEGMENT            14.3%      10.8%      15.3%     15.6%      14.1%
    TOTAL (INCL.
     CORPORATE)       15.5%      13.8%      16.4%     15.6%      15.4%

EBITDA (1)(4)
  TOOLS &
   SUPPLIES
   SEGMENT        $ 13,271   $ 13,213   $ 14,574  $ 13,862   $ 54,920
  ENGINEERED
   SOLUTIONS
   SEGMENT (2)       8,014      6,776      8,997     8,900     32,687
  CORPORATE /
   GENERAL          (1,143)      (798)      (842)     (471)    (3,254)
                 -----------------------------------------------------
    TOTAL
     RECURRING
     EBITDA         20,142     19,191     22,729    22,291     84,353
  OTHER
   ITEMS (3)             -          -          -         -          -
                 -----------------------------------------------------
    TOTAL         $ 20,142   $ 19,191   $ 22,729  $ 22,291   $ 84,353
                 =====================================================

EBITDA %
  TOOLS &
   SUPPLIES
   SEGMENT            20.7%      21.2%      22.2%     20.6%      21.2%
  ENGINEERED
   SOLUTIONS
   SEGMENT            16.3%      14.7%      16.6%     16.5%      16.1%
    TOTAL
     RECURRING
     (INCL.
     CORPORATE)       17.8%      17.7%      18.9%     18.4%      18.2%


                                     FISCAL 2003
                 -----------------------------------------------------
                      Q1        Q2         Q3        Q4       TOTAL
                 -----------------------------------------------------
SALES
  TOOLS &
   SUPPLIES
   SEGMENT        $ 92,014   $ 90,651                       $ 182,665
  ENGINEERED
   SOLUTIONS
   SEGMENT          55,844     51,448                         107,292
                 -----------------------------------------------------
    TOTAL
     REPORTED
     SALES       $ 147,858  $ 142,099        $ -       $ -  $ 289,957
                 =====================================================

% SALES GROWTH
  TOOLS &
   SUPPLIES
   SEGMENT            43.6%      45.4%                           44.5%
  ENGINEERED
   SOLUTIONS
   SEGMENT            13.8%      11.6%                           12.7%
    TOTAL
     REPORTED
     SALES            30.7%      31.0%                           30.9%

OPERATING
 PROFIT
  TOOLS &
   SUPPLIES
   SEGMENT        $ 12,818   $ 12,224                        $ 25,042
  ENGINEERED
   SOLUTIONS
   SEGMENT           6,616      5,760                          12,376
  CORPORATE /
   GENERAL          (1,246)    (1,955)                         (3,201)
                 -----------------------------------------------------
    TOTAL
     REPORTED
     RESULTS      $ 18,188   $ 16,029        $ -       $ -   $ 34,217
                 =====================================================

OPERATING
 PROFIT %
  TOOLS &
   SUPPLIES
   SEGMENT            13.9%      13.5%                           13.7%
  ENGINEERED
   SOLUTIONS
   SEGMENT            11.8%      11.2%                           11.5%
    TOTAL (INCL.
     CORPORATE)       12.3%      11.3%                           11.8%

EBITDA (1)(4)
  TOOLS &
   SUPPLIES
   SEGMENT        $ 15,126   $ 14,454                        $ 29,580
  ENGINEERED
   SOLUTIONS
   SEGMENT (2)       7,666      7,501                          15,167
  CORPORATE /
   GENERAL          (1,161)    (1,354)                         (2,515)
                 -----------------------------------------------------
    TOTAL
     RECURRING
     EBITDA         21,631     20,601          -         -     42,232
  OTHER
   ITEMS (3)        (9,274)         -          -         -     (9,274)
                 -----------------------------------------------------
    TOTAL         $ 12,357   $ 20,601        $ -       $ -   $ 32,958
                 =====================================================

EBITDA %
  TOOLS &
   SUPPLIES
   SEGMENT            16.4%      15.9%                           16.2%
  ENGINEERED
   SOLUTIONS
   SEGMENT            13.7%      14.6%                           14.1%
    TOTAL
     RECURRING
     (INCL.
     CORPORATE)       14.6%      14.5%                           14.6%



(1) Fiscal 2002 EBITDA excludes discontinued operations, extraordinary items, and cumulative effect of change in accounting principle.
(2) Second quarter 2002 EBITDA includes a gain on insurance recoveries in excess of cost on a replacement value policy of $0.6 million.
(3) In fiscal 2003 other EBITDA includes a $2.0 million charge related to the early redemption of senior subordinated notes and a $7.3 million charge related to business units divested prior to the July 31, 2000 spin-off.
(4) EBITDA includes minority interests in net earnings of consolidated subsidiaries.


    CONTACT: Actuant Corporation
             Andrew Lampereur, 414/352-4160
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